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                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



Recycling Industries, Inc.
Englewood, Colorado


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report (which indicated that the Financial Statements of a subisidiary as of and for the year ended September 30, 1996 were audited by another auditor) dated December 30, 1997, relating to the consolidated financial
statements of  Recycling Industries, Inc.  and   subsidiaries   appearing in
the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1997 and to the reference to our Firm under the heading "Experts" in the Prospectus.

BDO Seidman, LLP



Denver, Colorado
February 6,1998